Exhibit 99.1
Broadwing Corporation Selects Infinera for Next-Generation Optical Networking Equipment
Infinera Licenses Corvis Intellectual Property and Assumes Responsibility for Legacy Corvis Gear
Austin, Texas, and Sunnyvale, Calif. — July 18, 2006 — Broadwing Corporation (NASDAQ: BWNG) today announced that it has selected Infinera’s DTN optical system to enhance its leading-edge optical network. The Infinera DTN optical platform is the first telecommunications system based on photonic integrated circuits (PICs). It combines the scalability of Dense Wave Division Multiplexing (DWDM) with the flexibility of digital switching and power of GMPLS service intelligence.
“The decision to evolve our network is significant and is a result of much research and analysis. This work leads us to the conclusion that the Infinera DTN is an important new technology in the continuing evolution of Broadwing’s industry-leading transmission network architecture,” said Mike Jones, Chief Technology Officer for Broadwing. “We believe that continuing our optical technology leadership will benefit our customers — and adding Infinera to our roster of strategic suppliers will help us to maintain that leadership.”
The Infinera DTN will enable Broadwing to deploy a robust platform to meet customers’ current and future service needs without requiring costly or operationally disruptive upgrades. Infinera’s Digital Optical Networking will enable Broadwing to offer managed wavelength services to more cities in their nationwide network while benefiting from the economics of an architecture that combines transport and flexible switching in a single platform. It also will facilitate many new service capabilities, including:
•	Path to future 40Gb/s OC-768/STM-256 services

•	Gigabit Ethernet Private line Service without a separate SONET layer

•	Future protected wavelength services up to 50ms plus full bit-transparency

•	10 Gigabit Ethernet LAN PHY
In addition, Infinera is licensing key Corvis intellectual property including Raman amplification. Infinera also will take over manufacturing and maintenance support for Broadwing’s CorWave network with members of the Corvis engineering, manufacturing, and support team becoming Infinera employees.
“While the Infinera DTN was selected for its technical, operational and economic advantages, the additional benefits of transferring equipment manufacturing and support to Infinera is significant and will help us focus on our core service delivery business,” said Kim Larsen, co-CEO and Senior Vice President of Mergers & Acquisitions and Corporate Development for Broadwing. “We appreciate the innovative spirit of the Corvis Equipment team and we are pleased that they will continue to support our business in this new role.”
“We are delighted at being selected by Broadwing to build their next generation network,” said Jagdeep Singh, Infinera co-founder and CEO. “Broadwing operates one of the world’s most advanced optical networks and we look forward to providing them with the advanced features and functionality, as well as the superior economics, of the Infinera Digital Optical Network. The intellectual property we have licensed from Broadwing will add valuable capabilities to our technology base and enable us to develop additional applications for Infinera’s Digital Optical Networking solutions.”
Broadwing plans to deploy the Infinera DTN in regional network applications across Broadwing’s national network and is also evaluating the DTN for other applications.

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About Broadwing Corporation
Broadwing Corporation (NASDAQ:BWNG), through its consolidated subsidiary Broadwing Communications, LLC (Broadwing) delivers innovative data, voice, and media solutions to enterprises and service providers. Enabled by its leading-edge optical network and award-winning products and services, Broadwing Communications provides communications solutions with unparalleled customer focus and speed. For more information, visit www.broadwing.com.
Broadwing and its logo are trademarks and/or service marks of Broadwing Communications, LLC, and/or Broadwing Corporation. All trademarks and service marks not belonging to Broadwing are the property of their respective owners.
Investor Note Regarding Forward-Looking Statements
Statements in this press release regarding Broadwing Corporation and/or Broadwing Communications, LLC (collectively “Broadwing”), that are not statements of historical fact may include forward-looking statements, and statements regarding Broadwing’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Broadwing’s actual results could differ materially from these statements.

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